Exhibit 99.1

Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, NC 28211

News Release
Media Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584
Investor Contact:	Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

Coca-Cola Bottling Co. Consolidated Reports Second Quarter 2016 Results

•	Consolidated net sales increased 36.7% and comparable(a) net sales increased 4.5%

•	Consolidated income from operations increased 42.9% and comparable(a) income from operations increased 12.4%

•	Consolidated basic net income per share decreased 42.1% to $1.68 and comparable(a) basic net income per share increased 6.3% to $2.03

•	Consolidated equivalent unit case volume grew 40.4% and comparable(a) equivalent unit case volume grew 4.5%

CHARLOTTE, August 9, 2016 – Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) today reported operating results for the second quarter and first half of 2016. Frank Harrison, Chairman and CEO, said, “We continued our growth in the second quarter of 2016 with the addition of new distribution territories in Maryland and Delaware as well as the acquisition of two additional manufacturing facilities in Maryland that we purchased under our agreements with The Coca-Cola Company. We are pleased with solid operating results across our territory for the second quarter and first half of 2016 with strong revenue and earnings growth. We continue to be excited about the opportunity to serve our growing base of communities, consumers, customers and employees.”

Hank Flint, President and Chief Operating Officer, added, “We are pleased with our second quarter and first half results which reflect continued revenue growth from acquisitions and comparable operations. The revenue growth in our comparable operations came from both our sparkling and still portfolios as we continue to invest to drive growth across our beverage business. Our ongoing focus on efficiently operating our business contributed to solid growth in income from operations for both the second quarter and first half of the year. We continue to be grateful for the dedication and outstanding efforts of the more than 10,000 employees building our values and culture at Coke Consolidated and driving positive results through the first half of 2016.”

(a)	The discussion of second quarter results includes selected non-GAAP financial information, such as “comparable” results. See discussion of “Non-GAAP Financial Measures” for descriptions and reconciliations.

Second Quarter 2016 Operating Review

	% Change
	Second Quarter 2016		First Half 2016
	Consolidated	Comparable	Consolidated	Comparable
Net sales	36.7%	4.5%	37.3%	9.0%
Income from operations	42.9%	12.4%	21.6%	16.3%
Basic net income per share	(42.1)%	6.3%	(80.9)%	6.5%
Equivalent unit case volume (b)	40.4%	4.5%	38.0%	5.8%
Sparkling	37.1%	2.1%	32.7%	2.0%
Still	49.2%	10.6%	53.6%	16.7%

(b)	Equivalent unit case volume is defined as 24 8-ounce servings or 192 ounces.

•	Consolidated net sales increased $225.7 million to $840.4 million compared to the second quarter of 2015, primarily driven by acquisitions and a 4.5% increase in comparable net sales. The increase in comparable net sales was driven primarily by a 4.5% increase in comparable equivalent unit case volume. Products in both our sparkling and still portfolios contributed to the volume increase. First half 2016 net sales were also favorably impacted by the expansion of Monster product distribution throughout all of the Company’s territory in the second quarter of 2015.

•	Consolidated income from operations increased $16.4 million to $54.7 million compared to the second quarter of 2015, driven by acquisitions and a 12.4% increase in comparable income from operations. Comparable income from operations increased $4.7 million to $43.0 million compared to the second quarter of 2015, driven by sales growth and the leveraging of selling, delivery and administrative expenses.

•	Other expense was $16.3 million in the second quarter of 2016 compared to other income of $6.1 million in the second quarter of 2015. This difference is primarily due to mark-to-market fair value adjustments to the Company’s acquisition related contingent consideration liability for territories acquired since May 2014. These mark-to-market adjustments are primarily non-cash and reflect changes in underlying assumptions used to calculate the estimated liability in the newly acquired territories subject to sub-bottling fees, including long-term interest rates and projected future operating results.

•	Consolidated basic net income per share was $1.68 and $0.60 for the second quarter and first half of 2016, respectively, compared to $2.90 and $3.14 for the second quarter and first half of 2015, respectively. Consolidated basic net income per share, for both the second quarter and first half of 2016, was adversely impacted by mark-to-market adjustments on the liability for potential future payments under sub-bottling agreements in newly acquired territories as discussed above. Comparable basic net income per share was $2.03 and $2.62 for the second quarter and first half of 2016, respectively, compared to $1.91 and $2.46 for the second quarter and first half of 2015, respectively.

•	Cash flow provided by operations was $61.2 million for the first half of 2016 compared to $33.0 million for the first half of 2015. The increase was driven primarily by growth in comparable income from operations and cash generated from acquired territories. In the first half of 2016, cash payments for acquired territories totaled $174.7 million. Capital expenditures increased to $79.6 million in the first half of 2016 compared to $57.1 million for the same period in 2015, driven by capital expenditures for the acquired territories. The Company expects to be a net user of cash in 2016 as it continues to acquire distribution rights in additional territories and manufacturing facilities included in the Company’s previously announced Coca-Cola system transformation transactions with The Coca-Cola Company.

About Coca-Cola Bottling Co. Consolidated:

Coca-Cola Bottling Co. Consolidated provides moments of happiness for millions of people every day with a broad portfolio of beverages that fit every activity and lifestyle. Coke Consolidated is the largest independent Coca-Cola bottler in the United States. We make, sell and distribute Coca-Cola products along with other unique beverages, carrying more than 250 brands across 15 states to approximately 38 million people. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the Company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and Linkedin.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the

Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2015 Annual Report on Form 10-K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca-Cola—

Financial Statements

Coca-Cola Bottling Co. Consolidated

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

In Thousands (Except Per Share Data)

	Second Quarter		First Half
	2016	2015	2016	2015
Net sales	$840,384	$614,683	$1,465,840	$1,067,936
Cost of sales	520,677	377,366	902,235	646,246

Gross margin	319,707	237,317	563,605	421,690
Selling, delivery and administrative expenses	264,971	199,001	496,468	366,472

Income from operations	54,736	38,316	67,137	55,218
Interest expense, net	9,808	6,718	19,169	14,065
Other income (expense), net	(16,274)	6,078	(33,425)	989
Gain (loss) on exchange of franchise territory	(692)	8,807	(692)	8,807

Income before income taxes	27,962	46,483	13,851	50,949
Income tax expense	10,638	17,562	5,560	19,075

Net income	17,324	28,921	8,291	31,874
Less: Net income attributable to noncontrolling interest	1,672	1,987	2,680	2,716

Net income attributable to Coca-Cola Bottling Co. Consolidated	$15,652	$26,934	$5,611	$29,158

Basic net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$1.68	$2.90	$0.60	$3.14

Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141
Class B Common Stock	$1.68	$2.90	$0.60	$3.14

Weighted average number of Class B Common Stock shares outstanding	2,172	2,151	2,164	2,143
Diluted net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$1.67	$2.89	$0.60	$3.13

Weighted average number of Common Stock shares outstanding – assuming dilution	9,353	9,332	9,345	9,324
Class B Common Stock	$1.67	$2.88	$0.59	$3.12

Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,212	2,191	2,204	2,183

Coca-Cola Bottling Co. Consolidated

CONDENSED BALANCE SHEETS (UNAUDITED)

In Thousands

	July 3, 2016	January 3, 2016	June 28, 2015
ASSETS
Current assets:
Cash	$49,323	$55,498	$43,801
Trade accounts receivable, net	285,442	184,009	192,600
Accounts receivable, other	75,793	52,611	60,791
Inventories	126,731	89,464	99,641
Prepaids and other current assets	53,175	53,337	39,722

Total current assets	590,464	434,919	436,555

Property, plant and equipment, net	706,471	525,820	419,263
Leased property under capital leases, net	36,490	40,145	43,257
Other assets	79,062	63,739	64,218
Franchise rights, goodwill and other intangibles, net	833,263	781,942	744,949

Total assets	$2,245,750	$1,846,565	$1,708,242

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capital lease obligations	$7,270	$7,063	$6,859
Accounts payable and accrued expenses	425,510	319,490	303,592

Total current liabilities	432,780	326,553	310,451

Deferred income taxes	136,841	146,944	137,402
Pension, postretirement and other liabilities	470,876	382,287	358,750
Long-term debt and capital lease obligations	874,844	668,349	614,405

Total liabilities	1,915,341	1,524,133	1,421,008

Stockholders’ equity	248,353	243,056	211,184
Noncontrolling interest	82,056	79,376	76,050

Total liabilities and equity	$2,245,750	$1,846,565	$1,708,242

Coca-Cola Bottling Co. Consolidated

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

In Thousands

	First Half
	2016	2015
Operating activities:
Consolidated net income	$8,291	$31,874
Depreciation and amortization	52,329	37,374
Deferred income taxes	(1,476)	(1,454)
Stock compensation expense	2,896	2,980
Acquisition related contingent consideration fair value adjustment	33,425	(989)
Change in assets and liabilities (exclusive of acquisitions)	(37,890)	(29,461)
Other	3,622	(7,356)

Cash flows provided by operating activities	61,197	32,968

Investing activities:
Acquisition of new territories, net of cash acquired	(174,695)	(51,276)
Purchases of property, plant and equipment (exclusive of acquistions)	(79,625)	(57,140)
Other	(6,352)	144

Cash flows used in investing activities	(260,672)	(108,272)

Financing activities:
Borrowings under revolving credit facility and term loan	610,000	239,000
Payment on revolving credit facility and senior notes	(399,757)	(120,000)
Cash dividends paid	(4,652)	(4,641)
Payment on acquisition related contingent consideration	(7,926)	(789)
Principal payments on capital lease obligations	(3,488)	(3,258)
Other	(877)	(302)

Cash flows provided by financing activities	193,300	110,010

Net increase (decrease) during the period	(6,175)	34,706
Balance at the beginning of the period	55,498	9,095

Balance at the end of the period	$49,323	$43,801

Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

The following tables reconcile reported GAAP results to comparable results for the second quarter of 2016 and 2015:

	Second Quarter 2016
In Thousands (Except Per Share Data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$840,384	$54,736	$27,962	$15,652	$1.68
Fair value adjustments for commodity hedges	—	(2,770)	(2,770)	(1,701)	(0.18)
2016 & 2015 acquisitions impact	(287,092)	(15,974)	(15,974)	(9,808)	(1.05)
Territory expansion expenses	—	7,005	7,005	4,301	0.46
Exchange of franchise territories	—	—	692	425	0.05
Fair value adjustment of acquisition related contingent consideration	—	—	16,274	9,992	1.07

Total reconciling items	(287,092)	(11,739)	5,227	3,209	0.35

Comparable results (non-GAAP)	$553,292	$42,997	$33,189	$18,861	$2.03

	Second Quarter 2015
In Thousands (Except Per Share Data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$614,683	$38,316	$46,483	$26,934	$2.90
Fair value adjustments for commodity hedges	—	749	749	460	0.05
2015 acquisitions impact	(72,457)	(2,672)	(2,672)	(1,641)	(0.18)
2015 divestitures impact	(12,775)	(2,395)	(2,395)	(1,471)	(0.16)
Territory expansion expenses	—	4,252	4,252	2,611	0.28
Exchange of franchise territories	—	—	(8,807)	(5,407)	(0.58)
Fair value adjustment of acquisition related contingent consideration	—	—	(6,078)	(3,732)	(0.40)

Total reconciling items	(85,232)	(66)	(14,951)	(9,180)	(0.99)

Comparable results (non-GAAP)	$529,451	$38,250	$31,532	$17,754	$1.91

The following tables reconcile reported GAAP results to comparable results for the first half of 2016 and 2015:

	First Half 2016
In Thousands (Except Per Share Data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,465,840	$67,137	$13,851	$5,611	$0.60
Fair value adjustments for commodity hedges	—	(3,810)	(3,810)	(2,339)	(0.25)
2016 & 2015 acquisitions impact	(429,561)	(17,260)	(17,260)	(10,598)	(1.14)
Territory expansion expenses	—	13,427	13,427	8,244	0.89
Special charitable contribution	—	4,000	4,000	2,456	0.26
Exchange of franchise territories	—	—	692	425	0.05
Fair value adjustment of acquisition related contingent consideration	—	—	33,425	20,523	2.21

Total reconciling items	(429,561)	(3,643)	30,474	18,711	2.02

Comparable results (non-GAAP)	$1,036,279	$63,494	$44,325	$24,322	$2.62

	First Half 2015
In Thousands (Except Per Share Data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,067,936	$55,218	$50,949	$29,158	$3.14
Fair value adjustments for commodity hedges	—	106	106	65	0.01
2015 acquisitions impact	(90,506)	(4,436)	(4,436)	(2,724)	(0.29)
2015 divestitures impact	(26,348)	(3,529)	(3,529)	(2,167)	(0.23)
Territory expansion expenses	—	7,247	7,247	4,450	0.48
Exchange of franchise territories	—	—	(8,807)	(5,407)	(0.58)
Fair value adjustment of acquisition related contingent consideration	—	—	(989)	(608)	(0.07)

Total reconciling items	(116,854)	(612)	(10,408)	(6,391)	(0.68)

Comparable results (non-GAAP)	$951,082	$54,606	$40,541	$22,767	$2.46